UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On May 7, 2021, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 2, 2021.

Proposal 1.  Election of Class II Directors.  The Board of Directors nominated two nominees to stand for election at the Annual Meeting and each of the nominees was elected to serve a term expiring at the 2024 Annual Meeting by the following vote:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes
James D. Reed	4,653,610	15,193	3,602,711
Gary R. Enzor	4,572,127	96,676	3,602,711

Proposal 2.  Advisory approval of the Company’s executive compensation.  This proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,526,768	132,808	9,227	3,602,711

Proposal 3.  Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,260,714	8,433	2,367	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 12, 2021	/s/ Zachary B. King
Zachary B. King
Senior Vice President and Chief Financial Officer